SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 14, 2008 (January 9, 2008)

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, New Jersey		08618

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:         (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

In various transactions since October 1, 2007, the Registrant has issued an aggregate of 378,841unregistered shares of its common stock.  On January 9, 2008, the number of shares so issued surpassed, in the aggregate, 1% of the total number of shares of common stock outstanding on that date.  Of the total shares issued, 21,552 shares were issued to PPG Industries, Inc. in return for services provided under an OLED Material Supply and Service Agreement between the Registrant and PPG Industries.  The remaining 357,289 shares were issued upon the exercise of outstanding stock purchase warrants.  The warrants had a weighted average exercise price of $8.42 per share.  All of the shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION
By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: January 14, 2008

3